                                                                    Exhibit A-21


                               ARTICLES OF MERGER
                                State Form 39036

                       ARTICLES OF MERGER / SHARE EXCHANGE
                                       OF

               Parkway Engineering and Distributing Company, Inc.

                                      INTO

                          NESI Energy Services Company
                    (hereinafter "the surviving corporation")

                        ARTICLE I: SURVIVING CORPORATION

Name of the corporation surviving the merger is: NESI Solutions, Inc. Such name has been changed as a result of the merger.

The surviving corporation is a domestic corporation existing pursuant to the provisions of the Indiana Business Corporation Law incorporated on 01/31/97.

                     ARTICLE II; NONSURVIVING CORPORATION(S)

Name, state of incorporation, and date of incorporation or qualification, respectively, of each Indiana domestic corporation, Indiana qualified foreign corporation, other than the survivor, which is party to the merger are as follows:

Name of Corporation:
Parkway Engineering and Distribution Company, Inc.
Sate of Domicile: IN
Date of Incorporation or qualification in Indiana:
03/13/75

ARTICLE III: PLAN OF MERGER OR SHARE EXCHANGE
The Plan of Merger or Share Exchange, contain such information as required by Indiana Code 23-1-40-1, si set forth in Exhibit A, Attached hereto and made a part thereof.

ARTICLE IV: MANNER OF ADOPTION AND VOTE OF SURVIVING CORPORATION:

__ Shareholder vote not required

_x_ Vote of shareholders (select either A or B)

         C. Designation (i.e., common , preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger/ share exchange and the number of votes of each voting group represented at the meeting is set forth below:

         D. Unanimous written consent executed on April 29, 1998 and signed by all shareholders entitled to vote. Vote of shareholders during a meeting called by the board of Directors.

                                           TOTAL       A         B         C
DESIGNATION OF EACH VOTING GROUP:          COMMON
NUMBER OF OUTSTANDING SHARES               1,000
NUMBER OF VOTES ENTITLED TO BE CAST        1.000
NUMBER OF VOTES REPRESENTED AT MEETING     1,000
VOTED IN FAVOR                             1.000
VOTED AGAINST                              0

ARTICLE V; MANNER OF ADOPTION AND VOTE OF NONSURVING CORPORATION:


__ Shareholder vote not required

_x_ Vote of shareholders(select either A or B)

         E. Designation (i.e., common , preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger/ share exchange and the number of votes of each voting group represented at the meeting is set forth below:

         F. Unanimous written consent executed on April 29, 1998 and signed by all shareholders entitled to vote. Vote of shareholders during a meeting called by the board of Directors.

                                            TOTAL      A         B         C
DESIGNATION OF EACH VOTING GROUP:          COMMON
NUMBER OF OUTSTANDING SHARES                 500
NUMBER OF VOTES ENTITLED TO BE CAST          500
NUMBER OF VOTES REPRESENTED AT MEETING       500
VOTED IN FAVOR                               500
VOTED AGAINST                                0


In Witness Whereof, the undersigned being the President of the surviving corporation executes these Articles of Merger/Share Exchange and verify, subject to penalties of perjury that the statements contained herein are true, this 29th day of April, 1998.

/s/ Jeffrey W. Yundt, President

EXHIBIT A

PLAN OF MERGER
OF

PARKWAY ENGINEERING AND DISTRIBUTING COMPANY, INC.
WITH AND INTO
NESI ENERGY SERVICES COMPANY

         THIS PLAN OF MERGER is adopted by parkway Engineering and Distributing Company, Inc., an Indiana corporation, by resolution of its Board of Directors on April 29, 1998, and adopted by NESI Energy Services Company, an Indiana corporation, by resolution of its Board of Directors on April 29, 1998. The names of the corporations planning to merge are Parkway Engineering and Distribution Company, Inc., an Indiana corporation, and NESI Energy Services Company, and Indiana corporation. The name of the surviving corporation into which Parkway Engineering and Distributing Company, Inc. plans to merge is NESI Energy Services Company.

1. Parkway Engineering and Distributing Company, Inc. and NESI Energy Services Company shall, pursuant to the provisions of the Indiana Business Corporation Act, be merged into a single corporation, to wit, NESI Energy Services Company, which shall be the surviving corporation at the effective time and date of the merger, which is sometimes hereinafter referred to as the "Survivor", and which shall continue to exist as the surviving corporation under the name NESI Solution, Inc., pursuant to the provisions of the Indiana Business Corporation Act. The separate existence of Parkway Engineering and Distributing Company, Inc., which is sometimes hereinafter referred to as "Mergee", shall cease at the effective time and date of the merger in accordance with the provisions of the Indiana Business Corporation Act.

2. The Articles of Incorporation of the Survivor at the effective time and date of the merger shall be the Articles of Incorporation of the Survivor, except that Article I, relating to the name of the corporation, is hereby amended, so the same as amended would read as follows at the effective time and date of the merger;

                                   "ARTICLE I

                                      Name

              The name of the corporation is NESI Solutions, Inc."

         and said Articles of Incorporation, as herein amended, shall continue in full force and effect until further amended in the manner prescribed by the provisions of the Indiana Business Corporation Act.

3. The present by-laws of the Survivor will be the by-laws of the surviving corporation, and will continue to be in full force and effect until changed, altered, or amended as therein provided, and in the manner prescribed by the provisions of the Indiana Business Corporation Act.

4. The directors of the Survivor immediately prior to the effective time and date of the merger shall be the members of the first Board of Directors of NESI Solutions, Inc., and the officers of the Survivor immediately prior to the effective time and date of the merger shall be the first officers of NESI Solutions, Inc., all of whom shall hold their respective directorships and offices until their successors are elected and have qualified or until their tenure is otherwise terminated in accordance with the by-laws or the Survivor.

5. Each issued and outstanding share of the Mergee shall be converted into on (10 share of the Survivor, at the effective time and date of the merger. The issued and outstanding shares of the Survivor shall not be converted or exchanged in any manner, but each share of the Survivor which is issued and outstanding immediately prior to the effective time and date of the merger, shall continue to represent one )1) issued and outstanding share of the Survivor.

6. The Plan of Merger herein made and approved, shall be submitted to the shareholders of the Mergee and to the shareholders of the Survivor for their approval or rejection in the manner prescribed by the provision of the Indiana Business Corporation Act.

7. In the event that the Plan of Merger is approved by the Mergee's shareholders who are entitled to vote and by the Survivor's shareholders who are entitled to vote in the manner prescribed by the provisions of the Indiana Business Corporation Act, the Mergee and the Survivor hereby stipulate that they will cause to be executed, filed and/or recorded any document or documents prescribed by the laws of the State of Indiana, and that they will cause to be performed any and all actions necessary to effectuate the merger.

8. The Board of Directors and the proper officers of the Mergee, and the Board of Directors and the proper officers of the Survivor, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

9. The effective time and date of this merger shall be upon the filing of the Articles of Merger with the Indiana Secretary of State's Office.